Final Transcript

SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL

May 7, 2008/9:00 a.m. CDT

SPEAKERS
Crocker Colson

PRESENTATION
Coordinator
Good day, ladies and gentlemen, and welcome to the Shengda Tech First Quarter Earnings Conference Call. My name is Tualishia, and I will be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. I would now like to turn the call over to your host for today, Mr. Crocker Colson. Please proceed, sir.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson
Thank you very much. Good morning, ladies and gentlemen, and good evening to those of you joining us from China. I’m Crocker Colson from CCGLE, the company’s investor relations firm. I’d like to welcome all of you to Shengda Tech’s first-quarter 2008 conference call.

With us today are Mr. Xiangzhi Chen, Shengda Tech’s CEO and Chairman; Miss Anui Qo, the company’s Chief Financial Officer, both of whom are joining us from China. Also joining us is CCGLE’s Linda Ni, who will provide translation for your questions and answers at the end of this call.

I’d like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements which are subject to risks and uncertainties; and management may make some additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that’s contained in the Private Securities Litigation Reform Act of 1995.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Actual results may differ from those discussed today due to various risks, including but not limited to such factors as unanticipated changes in product demand, especially in the tire and PVC industries; pricing and demand trends for the company’s chemical products; the ability to attract new customers; the ability to increase our product applications and other information detailed from time to time in the company’s filings and future filings with the US SEC.

Accordingly, although the company believes that the expectations reflected in these forward-looking statements are reasonable, we can provide no assurance that these expectations will ultimately prove to be correct. In addition, any projections as to the company’s future financial performance represent management’s estimates as of today, May 7, 2008. Shengda Tech assumes no obligation to update these projections in future as market conditions change.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

For those of you who are unable to listen to the entire call at this time, we’re going to make a recording available via Webcast for 90 days and you’ll be able to find that on Shengda Tech’s corporate Website. I’m now going to provide the management discussion section on behalf of Shengda Tech’s chairman and CEO, Mr. Chen.

Welcome, everybody, and thank you for joining Shengda Tech’s first quarter 2008 conference call. We’re very pleased to report first quarter 2008 results that produced strong year-over-year growth in both our top and bottom lines. This growth reflects Shengda Tech’s ability to continue to expand our business in domestic and international markets, to successfully develop new end applications for NPCC, and to maintain strict control over our operations. We’re also very proud of the recent upgrade of our common stock to the NASDAQ Global Select market from the NASDAQ Capital market.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Revenue for the first quarter of 2008 increased to $28.6 million, up 28.7% from the first quarter of 2007. Revenues were relatively flat compared to the fourth quarter of 2007 due to the snowstorm which somewhat affected production at our … factory and also the traditional one-week pleasure, the Chinese New Year’s holiday.

Revenue generated from our NPCC segment increased 49.6% to $13.4 million, representing 47% of total revenues. Our chemical segment revenue increased 14.6% year over year to $15.1 million and accounted for the remaining 53% of revenues.

Gross profit was $10.1 million, with gross margin up 35.2%, up 3.8 percentage points from a year ago. Gross margin was favorably impacted by the increase in contribution from our NPCC segment, along with strong pricing for our chemical products. Net income was $7.4 million, up 37.1% year over year, and fully-diluted earnings per share were $0.14, up from $0.10 in the same period last year. Our strong financial results demonstrate the continuing robust demand for our NPCC products and our success in operating our expanded NPCC factories at full capacity.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

In addition, at the end of March 2008, we completed construction of three new stainless steel NPCC lines, each of which has 20,000 metric tons of annualized production capacity. We built these new lines using stainless steel equipment instead of carbon steel because stainless steel requires one-third less maintenance time and has an expected life of 30 years, compared to 10 years for the carbon steel equipment.

Just as importantly, the stainless steel lines will allow us to apply our patent-protected memory and dispersion technology, co-developed with Shengwa University, which results in improved product purity and higher quality NPCC end product. This in turn yields better end-product performance and is a key competitive advantage in winning international accounts.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Our new lines began production and shipment of products in early April and we expect them to reach full capacity by August of this year. Our total NPCC capacity is now 190,000 metric tons, more than double our NPCC capacity a year ago, and making us clearly the leader in this category in China.

While we anticipate 60 to 70% of our recently-added capacity will be utilized by existing customers, we’re constantly seeking to win new customers. We are very pleased to report significant progress in this area. Domestically we added 11 new customers during the first quarter of 2008, including two PVC manufacturers, three tire manufacturers, two latex manufacturers, and four adhesive manufacturers.

Building up on our success in winning our first two international customers last year, we added three new international customers in the first quarter of 2008. These customers are located in Vietnam, Malaysia, and Thailand and have purchased NPCC for use in PVC, polyethylene and latex, respectively.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

We’re also working closely with over ten potential overseas customers for NPCC applications in polyethylene and adhesives, in these markets as well as in Singapore. Further penetration of international markets is an important part of our stated strategy and our current focus is on Southeast Asia, Asia, North America, and Europe. Our current expectation is that international customers will grow to an annualized run rate of approximately 15% of NPCC revenues by the end of 2008, up from just one percent in 2007.

To that end, we have more then doubled our international sales force, adding five English-speaking and experienced sales professionals, with extensive international trade experience. We have plans to expand our global sales coverage by adding another seven international sales professionals in 2008, based on our forecasted market potential.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

We believe we are still in the very early stages of penetrating the enormous market opportunity for high-quality NPCC, used as a functional filler in a variety of high-end applications. This is why one of the most important elements of our growth strategy is to leverage our world-class R&D capabilities to develop new applications for this product.

In January we introduced NPCC for use in surface coating of high-grade color inkjet printers. This NPCC product was co-developed with Jinan En Paper Company, a subsidiary of Shaman En Paper Company. The use of NPCC in color inkjet paper increases the paper’s whiteness, brightness, opacity, smoothness, rate of ink absorption, and also bolsters the paper’s tensile strength.

In February we introduced a new NPCC product for use in polyethylene, or PE, and have already won two new customers including an international customer which is the largest plastic manufacturer in Singapore. PE is a highly attractive, versatile plastic, frequently used in consumer products such as plastic bags, shrink wrap for plastic drink bottles, food packaging and drink containers.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

The use of MBCC in PE products significantly improves the quality of the end products and reduces the amount of polyethylene needed, thereby reducing the overall cost of raw materials. This PE scenario is a typical example of the execution of our compelling value proposition which we effectively demonstrate in every application we sell.

More recently, we made a significant breakthrough in developing a new NPCC product for use in asphalt. Our research team began this project in the fourth quarter of 2007 in collaboration with Tongji University, one of China’s leading research institutions. As a functional filler in asphalt pavement, NPCC helps prevent water damage and ultraviolet oxidation, which are two of the primary causes of highway damage.

Consequently, when our exclusive NPCC formulation is added to the asphalt mix, it serves to decrease the frequency of costly road repairs. NPCC can also lower production costs for asphalt manufacturers as it reduces the amount of raw materials needed to produce their finished product.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

We’re particularly excited about this new NPCC application for good reason. According to industry reports, the asphalt market in China topped 12.3 million metric tons in 2005. Domestic demand is expected to outpace global demand, rising 6% annually through 2010 to over 16 million metric tons, as the industry benefits from the robust growth in infrastructure construction in China. We’re working with some potential asphalt manufacturers to develop customized formulas and expect to finalize customer acceptance within the next month or two.

Another NPCC application in development is for use in epoxy resin. Epoxy-based materials are polymers, often using coatings, adhesives, and composite materials such as those using carbon fiber and fiberglass reinforcements. Industry reports state as of 2006, the epoxy industry amounted to more than $5 billion in North America and about $15 billion worldwide. The Chinese market has been growing rapidly and is estimated to be more than 30% of the total worldwide market.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

We’re also developing NPCC applications for automobile undercoating paints and paper manufacturers, including the use of NPCC in coating for a variety of paper grades and as an additive used in paper manufacturing. Given the number of new applications that we’re developing, creating strong demand in the domestic and international markets, we’re actively exploring potential sites in Eastern China for our next phase of NPCC expansion, which will add an additional annual capacity of 120,000 metric tons.

Construction on the first phase of 60,000 metric tons is expected to begin in August of 2008, with production beginning in either July or August of 2009. The sites we are evaluating provide access to high-quality limestone quarries, are close to our growing customer base, and also close to a port that makes it convenient to ship products to international customers.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Now I’d like to briefly discuss our chemical business. During the first quarter, we experienced strong growth in our coal-based chemical business due to increasing demand for fertilizer products in China. Revenue from our ammonia bicarbonate, a key raw material used in producing nitrogenous fertilizers, saw the largest increase due to stronger market demand and an increase in market prices.

As part of our growth strategy, we aggressively continue to evaluate acquisition opportunities that would be complementary to our chemical business. The acquisition targets we are considering are companies with inefficient operations that can benefit from our expertise and superior production capabilities to quickly return to profitability. We’re confident in our ability to successfully execute in this area, given our strong track record of improving our existing chemical business’s operations and its profit contribution. We will provide updates as further developments are made.

Now I’d like to discuss Shengda Tech’s financial results in more detail on behalf of the company’s CFO, Miss Qo.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Turning to our financial results, our revenues for the first quarter in 2008 increased to $28.6 million, up 28.7% from $22.2 million in the same quarter of 2007. This very strong increase is attributed to increased NPCC production capacity and our ability to develop product applications that add measurable value to our customers.

NPCC now accounts for 47% of revenues, with 53% coming from the chemical segment, compared to 40.5% and 59.5% respectively a year ago. On a sequential basis, revenues were slightly down from the first quarter of 2007. This was because our first quarter of 2008 had ten fewer shipping days as a result of the closure of the NPCC factories in Chongjin City in Jiangxi Province due to the snowstorm and one-week closure for the Chinese New Year’s holiday. The lower number of shipping days was partially offset by stronger growth in the chemical products in the first quarter of 2008, due to strong for chemical products in China.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Revenue from NPCC products increased 49.6% to $13.4 million in the first quarter of 2008, up from $9 million a year ago. The increase in year-over-year revenue was due to the 40,000 metric tons of added NPCC capacity in July of 2007, which is now operating at full capacity during the first quarter of 2008. Total volume of NPCC sold during the first quarter of 2008 was 33,716 metric tons, up from 10,465 metric tons, or 45% from 23,251 metric tons a year ago.

NPCC for use in tires and PVC represented the majority of our NPCC sales at 43.7% and 36.1% of total NPCC revenues respectively. NPCC for use in latex increased 5.5% sequentially, representing 10.6% of total NPCC revenues. Sales of our new NPCC application, paper manufacturing, experienced the strongest sequential growth, contributing 4.8% of total NPCC revenues, while other new NPCC applications for printing ink, paint and polyethylene generated 4.8% of NPCC revenues.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Our revenue from the chemical products increased 14.6% to $15.1 million in the first quarter of 2008, from $13.2 million a year ago. Sales of ammonia bicarbonate, representing 36.1% of the chemical segment’s revenues, increased 47.8% sequentially. While demand for fertilizers in winter from December to next February is abnormally not as strong as other seasons, we did experience stronger market demand and an increase in market prices during this quarter. Liquid ammonia and methanol represented 33.4% and 15.5% of chemical sales respectively; and melamine contributed the remaining 14.9% of chemical segment revenue during the quarter.

Our gross profit in the first quarter of 2008 was $10.1 million, up 44.3% from $7 million a year ago. Gross margin for the quarter was 35.2% compared to 31.4% for the same period in 2007. The chemical segment benefited from strong pricing for ammonia bicarbonate and liquid ammonia, resulting in gross margin of 30.1%, up 5.2 percentage points from 24.9% in the same period of 2007.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Gross margin for the NPCC segment was 41.1% in the first quarter, relatively unchanged from 41% in the same quarter last year. Sequentially, gross margin for NPCC segment decreased slightly from 42.6% in the fourth quarter of 2007, due to a combination of increased depreciation expenses, higher limestone prices, and fewer manufacturing days during the first quarter of 2008.

Selling expenses in the first quarter of 2008 were $400,000, or 1.5% of revenue, down from $500,000 or 2.2% of revenue a year ago. G&A expenses were $700,000 or 2.6% of revenue compared to $500,000 or 2.1% of revenue a year ago. The increase in G&A expense was mainly attributed to higher professional and legal expenses, costs related to the NASDAQ upgrade and higher research and development expenses.

Operating income in the first quarter of 2008 was $8.9 million, up 47.8% from $6 million in the same period a year ago. Our operating margin was 31.1% compared to 27.1% a year ago. Provision for income tax in the first quarter of 2008 was $1.5 million, up from $700,000 in the first quarter of 2007. The significant increase was due to the end of the first two-year phase of the income tax holiday at our … factory, which began paying at a rate of 16.5% of taxable income beginning in 2008 and will continue at that reduced rate through 2010. For our facilities in Xiangtan, we began to pay a tax rate of 16.5% in 2007 and that will continue through 2009.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Net income in the first quarter of 2008 was $7.4 million, up 37.1% from $5.4 million in the same period a year ago. Fully-diluted earnings per share for the first quarter of 2008 were $0.14, compared to $0.10 in the same period last year. And now I’ll turn to the balance sheet.

As of March 31, 2008, we had $18.4 million in cash and cash equivalents, $13 million in working capital, and $800,000 in long-term payables. Net cash provided by operating activities for this period was $15.3 million. Shareholders equity stood at $100.3 million, up from $89 million at year-end 2007.

As reported, subsequent to the quarter-end, we determined the need to restate our 2007 balance sheet and cash flow results for the year ended December 31, 2007, to correct a $17.2 million misclassification of advances paid to suppliers which should have been treated as construction in progress within property and equipment. This reclassification had the effect of decreasing current assets and increasing fixed assets by $17.2 million, and also increases cash flow from operations by the same amount. Now I will provide some final remarks before we open up the call to your questions.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

I’d like to conclude by saying that our success this quarter was the result of Shengda Tech’s proven ability to execute our business model by pioneering the use of NPCC as a functional filler in our ever-broadening range of end-market applications. We’re able to accomplish this due to our patent-protected membrane dispersion technology and world-class R&D. These allow us to produce higher-quality, more stable NPCC products which we use to develop new higher-end market applications for NPCC.

In order to create and capture the growing demand for NPCC, we introduced several new applications for NPCC products, and we were successful in expanding our presence in both domestic and international markets. Subsequent to the quarter-end, we brought on another 60,000 metric tons of annual production capacity online, and we’re now in the final planning stages for our next capacity expansion build.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Given the strong market demand for our chemical products, we believe there are additional highly attractive opportunities in the chemical segment, as we continue to evaluate potential acquisition targets that can enhance our existing operations and profitability. With that, we’d like to close by thanking our shareholders for your strong support, and will now open up the call to any questions you have for Mr. Chen or Miss Qo.

Coordinator	(Instructions given.) Our first question comes from the line of Robert Sussman with Bentley Capital. Please proceed.

R. Sussman
I’ve got two questions. As I recall, on the fourth-quarter conference call you indicated that the next expansion for 2009 would be 60,000 metric tons, and I believe you‘ve changed it to 120,000 metric tons. Could you explain the reason for that if I’m correct?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

My second question is could you discuss the potential in terms of metric tons of the asphalt market for Shengda Tech for the next few years?

C. Colson	Robert, thank you very much for your question. Maybe I’ll clarify the first part and then we’ll have Linda translate the whole thing and Mr. Chen can take the second part of your question.

In the last call we did talk about a 60,000 metric ton expansion somewhere in Eastern China, but we now have clarified that the 60,000 will be the first phase of a 120,000 plant. So we’re still on track for starting to build on the 60,000 by the end of the summer and bringing it on within 12 months after that, but that’s the first phase of a 120,000 expansion.

With that, Linda, maybe you can translate the question and answer and get some clarification on the asphalt issue.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	Okay. (Translating.)

Miss Qo, the CFO, she want to add a little bit more to what Crocker said. Basically the facility also can – the capacity at the facility is, for the NPCC production, actually the full capacity should be 200,000 to 300,000 metric tons, and by July 2009, Miss Qo is confident that we can reach for capacity for the 60,000 tons. And Crocker is correct, the rest of the 60,000 tons will be – we start production after the first phase.

Let me go ahead and ask – let me go to the next question and … the next question regarding the asphalt. (Translating.)

As far as asphalt, currently they are working with their existing customers and also they are in the research and development stage of the asphalt – this product. The market for asphalt, Miss Qo says, is huge; and because it is for basically the surface – it’s for the surface of pavement in the roads, so that the market is tremendous for asphalt. They are working on getting the patent for it.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson
So as we said, the estimated market size in terms of asphalt production in China is supposed to grow to 16 million metric tons by 2010. Linda, maybe you can ask Miss Qo if they have any reasonable estimate as to what percentage of asphalt production could be replaced by NPCC.

L. Ni	Okay. (Translating.)

Miss Qo answered the percentage for NPCC is about 4 to 5% of that 16 million metric tons.

C. Colson	Robert, does that give you enough to work with?

R. Sussman	Oh, yes. Crocker, I’m not sure that I understand on the first part of my question about the expansion –

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

W
Robert, this is …. I’m Miss Qo’s assistant. Maybe I can further explain what Miss Qo has said. Miss Qo said that they plan to purchase 800 to 1000 more land for our next phase of NPCC production in Eastern China, with enough space for expansion of 220,000 metric tons. This land … Eastern China is divided into two parts, and the first 60,000 metric tons is planned to be put into production in July 2009.

Based on market conditions and our R&D efforts, we may evaluate a suitable construction time for the next 60,000 metric tons, and is saying how we are very confident on the NPCC market potential and our strategies.

C. Colson	Does that answer your question now, Robert?

R. Sussman	Yes. Okay, thank you.

Coordinator	Our next question comes from the line of James Allen with James Allen Investment. Please proceed.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

J. Allen
I have a question: Are you people considering using NPCC in the textile industry, “textile” meaning obviously carpets, which could be automotive as well as business and home; upholstery, clothing, that type of thing?

C. Colson	Linda will translate the question.

L. Ni	Yes. (Translating.)

Miss Qo answer actually it’s definitely possible to use NPCC in the textile industry for clothing, etc.; however, they have not really spent any research or development into how to use that, how to use NPCC in the textile industry. But this is definitely a possibility.

J. Allen
Tell Mrs. Qo and Mr. Chen if he’s there that obviously the textile industry uses a lot of products that are – how shall I say—many – what’s the word I’m looking for? Where they’re manufactured artificial products that are made out of like plastics and chemicals, and I figure could be added to that as well?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Another thing I want to ask you: How much inroads have you made into the automotive and aerospace paints with the –

L. Ni	Automotive and aerospace paints, okay. (Translating.)

Miss Qo said that definitely they have considered for the automotive paint. They definitely have looked at that. But for the aerospace, that’s something that we have not looked at, but definitely a possibility in the future for our research and development team to come up with a product for that industry.

C. Colson	Thank you and I think we’ll take our next question.

J. Allen	I’m not done yet, Crocker, okay? Is that okay with you? Another thing, tell Miss Qo the word I was looking for on the textile was “synthetic,” okay?

L. Ni	Synthetic.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

J. Allen
Yes. Another application, is there a possibility that they can use this in motor oils and lubricants? Because oil has a thermal breakdown for heat, and I understand NPCC is very good for thermal – for heat-resistant properties, and I was wondering if this could be used in motor oils of all types as well as lubricants.

L. Ni	Okay, hold on. (Translating.)

Miss Qo said that definitely thank you for all these suggestions, and NPCC is a very – this product can be used in many, many different industries; thank you for your ideas. However, we do need to kind of pin down which industry we would like to target, and we need to plan it out and also work with our research and development teams in order to kind of come up with an application for these different industries.

J. Allen	Tell Miss Qo –

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson	Operator, we have to move to our next question and we can come back later to Mr. Allen.

Coordinator	Our next question comes from the line of Andrew Braswell with INANO Capital. Please proceed.

A. Braswell
Thank you. It appears that the ASP’s – the selling prices for NPCC were up 10 to 15 a metric ton from the fourth quarter of ’07, so I was hoping for a comment on trends in pricing, both domestically and in the new international markets that we’re now shipping.

L. Ni	Sure. (Translating.) Did you mean that – did you ask for whether it was – why it was increased or decreased, Andrew?

A. Braswell	It looks like in the recent quarter, the March quarter, we were up from the fourth quarter of ’07, so I’m just looking forward, or what are the trends do we expect to continue –

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
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C. Colson	I don’t think that’s actually true. Our ASP for NPCC in Q1 of 2008 was $398 per metric ton, which was off a little bit from the fourth quarter of 2007 when we were at $405 per metric ton.

L. Ni	Yes, it actually decreased.

A. Braswell	We were at 405 in the fourth quarter?

C. Colson	Yes.

A. Braswell	Yes; that’s not the number that I have.

C. Colson	So why don’t we ask the management to comment on pricing trends for NPCC products and also difference between exports and domestics.

L. Ni	Okay. (Translating.)

Miss Qo said that actually the price range for the NPCC, from her point of view from now, is about $300 to $425 per ton. That should be the range from average price for NPCC.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

A. Braswell	Can you repeat that range, please?

L. Ni	$300 to $425 per ton.

A. Braswell	Okay, 300 on the low end?

L. Ni	Yes, 300 on the low end.

W
I maybe add some more points from Miss Qo. She said the pricing trend of NPCC is almost stable; however, the price range may be extended … high-value NPCC products in the coming years with high prices, and then the prices for medium-end and low-end products will be lowered. So currently the prices of our NPCC products stay in the range of $300 to $425 U.S. per metric ton.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
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A. Braswell	So that range is –

L. Ni	Low-end to high-end range. The low-end product to high-end products, yes.

A. Braswell	Understood, thank you. Now I see that I was comparing year over year. It looks like we were up about 10% from first quarter of ’07, so it was my mistake.

C. Colson	Yes, that’s correct.

A. Braswell
That sort of leads into my next question: asphalt. Very interesting, certainly a large market, but seemingly lower value perhaps – lower value to volume at least than perhaps tires or paper, some of the other markets that we’re serving. What exactly would the higher-value raw material in asphalt would NPCC be used to substitute for?

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L. Ni	Okay. (Translating.)

She said that the raw material, as far as NPCC portion, is about 4 to 5% of the asphalt.

A. Braswell	Do we know what –

C. Colson	I think he’s asking what does it substitute for. What does it take on –?

L. Ni	Oh, what does it substitute for? Okay. (Translating.)

Crocker, I actually don’t know exactly the element that she’s – I don’t know how to translate it over. It’s one of the most expensive part of asphalt, basically, a part of –

C. Colson	I think we heard that it was silicon oxide; is that correct?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

W	Yes. Silicon dioxide –

A. Braswell	Silicon dioxide?

C. Colson	Yes.

A. Braswell
Very good. That’s what I was looking for, thank you. And last question is on the chemical side of the business. It looks like there was a change in language from the 10K regarding the – what looks like increasing potential for regulatory impact on the chemicals business, either forcing a temporary shutdown or a relocation of that business. Can you provide a little bit of color on what might be the political or regulatory changes that are driving that?

The most important part is what percentage of the current chemical production is at risk? Is 100% of the production located adjacent to residential districts, that it might be impacted?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	Okay –

C. Colson
Okay, so the question, Linda, is if the – we indicated in our filings that there may be a potential to have to relocate our chemical production, and he’d like some more details on that and what caused the change in environment.

L. Ni	Okay. (Translating.)

The first part of the question is regarding relocating the factory is at the end of 2008 or the beginning of 2009. And let me ask her the second part of the question –

C. Colson
Let me clarify that. So the answer is – and you can translate this back to make sure I got it right – but the company currently expects that they might receive first notice at the end of 2008 or beginning of 2009 that they would have to relocate. And usually the government would provide about six months to comply, and the company strategy would be to relocate, potentially in conjunction with an acquisition or potentially not; and they believe, based on their strong government relations, that they can negotiate for additional time, and they also estimate that the total down time as a result of this relocation would be in the range of one to two months, and that there is also potential offset from the government due to the positive contribution they’d be making to the environment in the region.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	Okay. (Translating.)

Miss Qo said that actually Crocker is partially right, but she just wants to kind of add a couple more things: They have not received the notice from the government yet, so – they have not received that notice yet. But what Crocker was saying before, potentially we could be looking at an acquisition, and if we do move into the factory, that’s related of course – another acquisition target would be chemical-related.

If we do move into that factory or facility, this will actually decrease our investment cost, the initial investment cost. But the products might be slightly different, so not the same as what we currently produce. And the down time is about one to two months, that’s correct, if all goes smoothly.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

A. Braswell	Okay, thank you very much.

Coordinator	Our next question comes from the line of Alex Harbin with TotalQual Securities. Please proceed.

A. Harbin
I was just wanting maybe a little bit of clarification on the chemical acquisition. Are you looking at someone specifically now? I don’t know that that was mentioned in the last conference call, but I know you guys said you were looking at somebody in the chemical industry, so I wanted to know if specifically you’re looking at somebody now.

And in terms of the company you’re looking at, will the products be necessarily the same thing that you’re producing now, or will it be something complementary?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	Okay. (Translating.)

Miss Qo said that we do have pretty much a specific target for acquisition at this point, and they are also in similar products to what we’re already producing, but not exactly the same — … are not exactly the same. And we believe that the acquisition target, the company will definitely add value on our chemical side of the business and also will contribute positively to our financial –

C. Colson
Maybe I’ll just make a caveat to that, which is that the company has been evaluating different targets, and with any acquisition, it’s not done until it’s done. So they have nothing definitive at this point but they are definitely in the process of evaluation and believe they have very attractive targets.

A. Harbin	What kind of size are we looking at in yearly revenue kind of thing?

L. Ni	Okay. (Translating.)

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

She said that she cannot comment on the size of the revenue at this point, and we are still considering different acquisition targets. So we are finalizing, but we are still evaluating.

A. Harbin	All right. I guess that’s it, thanks.

Coordinator	Our next question comes from the line of David Dooley with Merriman. Please proceed.

D. Dooley
Yes. Nice quarter. A couple questions from me. During the quarter you produced 33,000 tons and if you annualize that capacity it comes out to be 132,000, and I thought your stated capacity was 120; so I was wondering how you produced more than your stated capacity. That would be question No. 1.

Question No. 2 would be which end markets carry ASP’s in excess of $400 for NPCC’s? Then I have a quick follow-up.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	Can you repeat the second question? I’m sorry.

C. Colson	All right, so the second question is which end markets have pricing for NPCC, have pricing above $400?

L. Ni	Okay, got it.

C. Colson	Let’s take one question at a time.

L. Ni	Sure. Yes, I’ve got it.

C. Colson	How are we able to produce above our designed capacity.

L. Ni	Okay, got it, Crocker. (Translating.)

The first question regarding the capacity, how we can achieve over the stated capacity: Actually the 120,000 is based on 300 working days in the year. However, in reality we think we can definitely achieve 340 days. So 15% over the stated capacity is the norm for the way we calculate.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

D. Dooley	Great.

L. Ni	And the second question I will ask now. (Translating.)

She said that paint.

D. Dooley	Pardon?

L. Ni	Paint. Paints, painting.

W	Oil ink. Oil ink.

L. Ni	Oil ink.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

D. Dooley
Okay, great. And the follow-up question for me is you continue to improve the gross margins in your chemical business. Should we assume the current level of margins is what we can achieve going forward there? And what will depreciation expense be in Q2?

L. Ni	In Q2, okay. Two questions –

C. Colson	Two questions, gross margin expectations in chemicals and then forecast appreciation starting in Q2.

L. Ni	Yes. Okay. (Translating.)

Regarding the margins on the chemical side, Miss Qo said yes, for first quarter we did – that the margin is quite high. Actually, for the next few years, she’s mentioning in the next five years, we will see that the margins in this industry – industry-wide, very optimistic, so next few years you should see good margins from this business. Does that answer your question?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

D. Dooley	Yes, so – I guess what I’m interpreting is that the level that we achieved in Q1 will continue to be achieved in the balance of the year.

L. Ni	(Translating.)

She said that from her experience she cannot give you a promise in even higher margin than what we’re achieving now, but she said from her experience she thinks that this industry will continue to grow and is a very big market.

C. Colson
I should point out that the products competition quarter to quarter does tend to change a little bit, and the company makes adjustments to its production based on pricing. So I think what we’re saying is that we think the overall trend is positive for the next year, several years; but every quarter there will be some fluctuations and they’re difficult to predict on a very exact level.

D. Dooley	Understood.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	I’ll ask the second part of the question regarding depreciation for second quarter. (Translating.)

For second quarter, depreciation expense will be a little higher because as you know, in April we just installed our 60,000 metric ton of – the three lines, the stainless steel production line. So we will start I guess calculating the depreciation expenses from second quarter on, on those three lines.

D. Dooley
Okay. And the final thing from me is just another market potential question, which we’ve had a lot of today. I just want a clarification: When you talk about the plastic PVC market, that does not include the polyethylene market, correct? And I’m wondering, is the polyethylene market or PE market as big as PVC?

L. Ni	Okay –

C. Colson	I can definitely clarify that the polyethylene and polypropylene market is considered to be a different market from PVC and –

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

D. Dooley	Definitely bigger than –

C. Colson	— and maybe you want to ask Mr. Chen or Miss Qo the relative side of potential PE relative to PVC.

L. Ni	Okay. The PVC as well as PE, two different markets, and the market potential on those two, right?

C. Colson	No; how does the polyethylene compare to PVC in terms of market size.

L. Ni	Got it. Okay. (Translating.)

Miss Qo actually gave me some specific numbers on the market size for PVC and PE. It was quite fast so I didn’t get a chance to write them all down –

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson
Okay, let me give the basics on the polyethylene, polypropylene. The industry reports that we can find suggest that polypropylene and polyethylene taken together is about 14 million metric tons annually in China. Worldwide, it’s about 80 to 90 million metric tons. Our estimates are that NPCC can displace about 4 to 5% of the finished product, if adopted; so that would put the potential domestic demand at somewhere in the range of 560,000 to 700,000 metric tons per year –

D. Dooley	Right, that’s exactly what I’m trying to get at, is –

C. Colson	— and global demand would be somewhere between 3.2 million and 4.5 million metric tons. So you can see it’s a very large market; it’s a question of penetrating it. There’s no absence of opportunity.

D. Dooley
No; I guess what I’m trying to drive at really here is just to flesh out how big the markets are for everybody, and clearly the domestic market for you guys is bigger than a billion dollars, and when you look at it worldwide, it’s vastly larger. So again, congratulations on a nice quarter. That’s all for me.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	(Translating.)

Coordinator	Our next question comes from the line of Chris Pauley with the Crown Advisors. Please proceed.

C. Pauley	Thank you. Could you please explain to me how you can have total operating expenses of only 4.1%? That’s quite extraordinary.

L. Ni	Can you repeat the question?

C. Colson	The question is how do we achieve such low operating expenses? He said that op ex of 4.1% is very low; how do we do that.

L. Ni	Okay. (Translating.)

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

She said that we are – as our business grow and as our business stand, we are getting better and better at controlling our expenses, and we have also developed a lot of strategy in terms of how to eliminate certain costs over the years, such as eliminating – decreasing administrative expenses and other expenses. So this is how we’re able to do it; it’s over two years’ experience.

C. Colson	I think the short answer is they have a very good CFO.

L. Ni	(Translating.)

So they have developed a good, I guess, control – policies; they have developed a lot of policies in terms of controlling their expenses.

C. Pauley	How many people are represented by that number?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

L. Ni	How many people? You mean right now how many people are working at the company?

(Parties speaking simultaneously.)

C. Colson	So not in the factories –

C. Pauley	You can answer that, yes –

C. Colson	— he’s asking, in the sales and administrative parts of the company, how many employees.

C. Pauley	Why don’t you tell me how many employees total – how many employees are represented into the cost of goods, and how many employees on the SG&A side, and how many are represented by those numbers.

L. Ni	Okay. (Translating.)

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Miss Qo is saying that on the SG&A area, there is about 37 people in terms of the sales team; and the management team is about 9% of the overall – of the total employees at Shengda Tech.

C. Colson	What’s the total employee count, just so we can get a sense of the scale?

L. Ni	Okay. (Translating.)

A little bit over 12,000 people.

C. Pauley	Let’s just clarify it further. There’s 1200 total employees, 37 approximately in the sales function.

L. Ni	Yes. And 9% of that 1200 is –

(Parties speaking simultaneously.)

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson	So say 100 people in –

L. Ni	— management.

C. Pauley	So there’s 100 people in administration, 108 people; and the balance is in manufacturing. Is that correct?

L. Ni	Okay. (Translating.)

The rest of the people – she said that if we minus about 100-something people for the administrative, so we have about – around a thousand people are on the production side, working in the facilities.

C. Pauley	Okay, thank you.

L. Ni	(Translating.) Thirteen people in the R&D department.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Pauley	Okay, thank you very much.

Coordinator	Our next question comes from the line of Wayne Brown. Please proceed.

W. Brown
Is it possible that the company will entertain expansion of their facilities – or their capacity to meet client demands, I should say, through any sort of joint venturing or licensing, given the fact that we have a patent technology licensed in China?

L. Ni	Okay. (Translating.)

At this point we have not considered this option.

W. Brown	Okay, thank you. Also, you mentioned on the tax rate it will sunset after ’09. Can you give me the effective tax rate after that?

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson
So just to make it clear that the different facilities have a different sunset. For the facilities currently in Shandong it’s end of 2009. For the facility out in Xiang, it’s end of 2010. And China’s government earlier this year adopted a new unified tax rate of 25%, so I’m pretty sure that at the end of that, they would go to that new unified tax rate.

Why don’t you translate that to Miss Qo and make sure I’m correct.

L. Ni	Okay. (Translating.)

All right. In China – January 1, 2008, the government has basically – all the companies are paying to 25%. And so for our Shengda Tech, in the Shandong facility in 2008 and 2009, we’re paying 16.5% for the tax; and then in Jiangxi Province facility we are also paying 16.5. In 2011 for Jiangxi, we will start paying 25% for a tax rate.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

C. Colson	So by 2011, all the current facilities will be at a 25% unified tax rate.

L. Ni	Yes.

W. Brown	Okay, thank you. And the proposed new facility would then have a holiday for three years, would it be?

C. Colson	Let’s ask that question. I don’t think they’re still granting those holidays, but let’s ask.

L. Ni	Okay. (Translating.)

No, they will not get the tax holiday on the new facilities, no.

C. Colson
The window closed at the end of last year to qualify for those breaks. There are in certain regions, special economic zones, there are still other breaks available, but in most of China they’re not available.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

W. Brown	Thank you very much and congratulations.

Coordinator	Our next question comes as a follow-up question from James Allen with James Allen Investment. Please proceed.

J. Allen
I just want to mention something that I think needs to be addressed. I’ve made many calls of up to a dozen calls to investor relations since June, and not once have I ever had a return phone call from Crocker Colson, who I’ve left a dozen messages with since June. And I think investor relations, that’s what it’s supposed to be about is relations with the investor shareholders, and I think that’s wrong that nobody has the decency to return my calls.

C. Colson
Okay, Mr. Allen, thank you for commenting. As you know, I called you back at least three times this week, so – feel free to translate that, but I think we’ve heard your comment. Thank you. Next question, and this will be our last question.

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SHENGDA TECH: SHENGDA TECH FIRST QUARTER EARNINGS CALL
May 7, 2008/9:00 a.m. CDT

Coordinator	There are no questions at this time.

C. Colson
Great. We want to thank all of you for your participation in the call. This obviously ran a lot longer than we were expecting. Feel free, if you have any additional questions, to follow up and we’ll be happy to get to your response on a timely basis. Thank you very much, and we look forward to coming back to you later this year and talking about our second-quarter results.

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